Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated July 17, 2019)	File No. 333-232447

Up to $6,000,000
Common Stock

We have entered into an at the market sales agreement with B. Riley FBR, Inc., or B. Riley FBR, as our sales agent, relating to the shares of common stock of RiceBran Technologies offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of common stock having an aggregate offering price of up to $6,000,000 from time to time through or to our sales agent.

Sales of common stock under this prospectus supplement, if any, will be made by means of ordinary brokers’ transactions through the facilities of The Nasdaq Stock Market, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network or any similar market venue, at market prices, in block transactions or as otherwise agreed between us and the sales agent. Our common stock trades on The Nasdaq Stock Market under the symbol “RIBT.” On March 26, 2020, the last reported sale price of our common stock on The Nasdaq Stock Market was $1.10 per share.

As of March 26, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $38,095,100 based on 40,074,483 outstanding shares of common stock, of which approximately 28,218,593 shares are held by non-affiliates, and a per share price of $1.35, based upon the closing sale price of our common stock on February 21, 2020. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.  At no time during the term of this offering will we sell securities for aggregate consideration in excess of the maximum amount available to us under General Instruction I.B.6 of Form S-3 ($12,698,366  as of the date hereof) unless the aggregate market value of our outstanding common stock held by non-affiliates exceeds $75,000,000. In the event that the aggregate market value of our outstanding common stock held by non-affiliates exceeds $75,000,000 subsequent to the date hereof, then the one third limitation on sales specified in General Instruction I.B.6(a) shall not apply to additional sales made pursuant to this prospectus supplement.

The compensation of our sales agent for sales of common stock shall be a commission rate equal to 5% of the gross sales price per share of common stock. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.

Under the terms of the sales agreement, we also may sell common stock to the sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell common stock to the sales agent as principal, we will enter into a separate agreement with the sales agent, and the sale will be made pursuant to the terms thereunder.

The sales agent is not required to sell any specific number or dollar amount of common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the sales agreement, to sell the common stock offered, as instructed by us. The offering of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all common stock subject to the sales agreement or (ii) the termination of the sales agreement by us or by the sales agent pursuant to the terms of the sales agreement.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-3 of this prospectus supplement and page 4 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley FBR

The date of this prospectus supplement is March 30, 2020.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus. You should read the entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering. Neither we, nor B. Riley FBR have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of the date of the respective document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf, and the documents incorporated by reference in the prospectus supplement, in their entirety before making any investment decision.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our” and the “Company” refer to RiceBran Technologies. References to our “common stock” refer to the common stock of Ricebran Technologies.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in this prospectus.  This summary is not complete and does not contain all of the information that you should consider before investing in our securities.  After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus and any related free writing prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-3 and in the accompanying prospectus beginning on page 4, and any related free writing prospectus, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.

Overview

We are an ingredient company serving food, animal nutrition and specialty markets focused on value-added processing and marketing of healthy, natural and nutrient dense products derived from raw rice bran, an underutilized by-product of the rice milling industry.

We apply our proprietary and patented technologies and intellectual properties to convert raw rice bran into numerous high value products including:

•	stabilized rice bran (“SRB”), and
•	derivative products including:
o	RiBalance, a complete rice bran nutritional package derived from further processing of SRB;
o	RiSolubles, a highly nutritious, carbohydrate and lipid rich fraction of RiBalance;
o	RiFiber, a protein and fiber rich insoluble derivative of RiBalance; and
o	our family of ProRyza products, which includes derivatives composed of protein and protein/fiber blends.

We manufacture and distribute SRB (for food and animal nutrition customers) and derivative products with an emphasis on utilization of our proprietary and patented food ingredients.  We process raw rice bran into various high quality, value-added constituents and finished products.  Over the past decade, we have developed and optimized our proprietary processes to support the production of healthy, natural, and non-genetically modified ingredients that are free of all major allergens for use in meats, baked goods, cereals, coatings, health foods, high-end animal nutrition, and animal health products.  Our target markets are food and animal nutrition manufacturers, wholesalers and retailers, both domestically and internationally.

Corporate Information

We were founded in 1998, and our principal executive offices are located at 1330 Lake Robbins Drive, Suite 250, The Woodlands, TX 77380.  Our telephone number is (281) 675-2421.  Our website is located at www.ricebrantech.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the common stock, see “Description of Our Capital Stock” in the accompanying prospectus.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $6,000,000.

Manner of Offering	“At-the-market” offerings that may be made from time to time through or to B. Riley FBR, as sales agent or principal. See “Plan of Distribution” on page S-14.

Use of proceeds
We intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for general and administrative expenses and other general corporate purposes. See “Use of Proceeds” on page S-12.

Risk factors
Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 4 of the accompanying prospectus for a discussion of factors you should consider carefully when making an investment decision.

Nasdaq Capital Market Symbol	RIBT

RISK FACTORS

An investment in our securities is subject to risks inherent to our business.  The material risks and uncertainties that management believes affect us are described below.  Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.  The risks and uncertainties described below are not the only ones facing us.  Additional risks and uncertainties that we are not aware of or focused on or that we currently deem immaterial may also impair our business operations.  We also update risk factors from time to time in our periodic reports on Forms 10-K, 10-Q and 8-K which will be incorporated by reference to this prospectus supplement and the accompanying prospectus.  If any of the following risks actually occur, our financial condition and results of operations could be materially and adversely affected.  If this were to happen, the value of our common stock could decline significantly, and you could lose all or part of your investment.

Risks Relating to Our Business

We have not yet achieved annual positive cash flows.

Our net cash used in operating activities of continuing operations was $13.5 million in 2019 and $5.2 million in 2018.  We may not be able to achieve revenue growth, profitability or positive cash flow, on either a quarterly or annual basis, and that profitability, if achieved, may not be sustained.  If we are unable to achieve or sustain profitability, we may not be financially viable in the future and may have to curtail, suspend, or cease operations, restructure existing operations to attempt to ensure future viability, or pursue other alternatives such as pursuing dissolution and liquidation, seeking to merge with another company, selling all or substantially all of our assets or raising additional capital through equity or debt financings.

We have generated significant losses since our inception in 2000, and losses in the future could cause the trading price of our stock to decline or have a material adverse effect on our financial condition, cash flow, and ability to pay our debts as they become due.

Since we began operations in February 2000, we have incurred an accumulated deficit in excess of $287.2 million.  We may not be able to achieve or maintain profitable operations if achieved.  If our losses continue, our liquidity may continue to be severely impaired, our stock price may fall and our shareholders may lose all or a significant portion of their investment.  If we are not able to attain profitability in the near future our financial condition could deteriorate further which could have a material adverse impact on our business and prospects and result in a significant or complete loss of shareholder investment.  Further, we may be unable to pay our debt obligations as they become due, which include obligations to secured creditors.

We may need to raise additional funds through debt or equity financings in the future to achieve our business objectives and to satisfy our cash obligations, which would dilute the ownership of our existing shareholders and possibly subordinate certain of their rights to the rights of new investors.

We may need to raise additional funds through debt or equity financings in order to complete our ultimate business objectives. We also may choose to raise additional funds in debt or equity financings if they are available to us on reasonable terms to increase our working capital, strengthen our financial position or to make acquisitions. Our board of directors has the ability, without seeking shareholder approval, to issue convertible debt and additional shares of common stock or preferred stock that is convertible into common stock for such consideration as the board of directors may consider sufficient, which may be at a discount to the market price. Any sales of additional equity or convertible debt securities could result in dilution of the equity interests of our existing shareholders, which could be substantial. Additionally, if we issue shares of preferred stock or convertible debt to raise funds, the holders of those securities might be entitled to various preferential rights over the holders of our common stock, including repayment of their investment, and possibly additional amounts, before any payments could be made to holders of our common stock in connection with an acquisition of us. Such preferred shares, if authorized, might be granted rights and preferences that would be senior to, or otherwise adversely affect, the rights and the value of our common stock. Also, new investors may require that we and certain of our shareholders enter into voting arrangements that give them additional voting control or representation on our board of directors. We have a limited number of authorized and unissued (and unreserved) shares, which limits our ability to raise additional funds through such debt or equity financings. Our shareholders would need to approve any increase in the number of authorized shares. In the event that we determine that such an increase is desirable, it is possible our shareholders will not approve the increase.

Our outstanding debt is subject to terms that may adversely affect our operations and financial condition.

We entered into a factoring agreement in October 2019. The factoring agreement provides for a $7.0 million credit facility which we may draw upon to the extent we have qualifying accounts receivable as defined in the agreement. The lender has the right to demand repayment of advances under the facility at any time, and amounts owed under the agreement are secured by our personal property assets. If the lender demands repayment and we fail to make such repayment, or if we cause or permit any other event of default as defined in the agreement, or fail to comply with covenants set forth in the agreement (including restrictions on incurring other debt under unsecured loans), we would be subject to additional expenses or possible foreclosure on our assets that secure our obligations under the agreement. Such results could have a material adverse effect on our operations and financial condition.

In 2018 we identified material weaknesses in our internal control over financial reporting, and if we are unable to maintain effective internal control over financial reporting, investors could lose confidence in our consolidated financial statements and our Company, which could have a material adverse effect on our business and our stock price.

In the course of preparing the financial statements for the fiscal year ended December 31, 2018, our management determined that we had material weaknesses in our internal control over financial reporting, which related to our accounting for significant and complex acquisitions and equity transactions.  We have concluded that these material weaknesses in our internal control over financial reporting was primarily due to the relocation from Arizona to Texas in 2018 which reduced our accounting personnel that have the appropriate level of experience and technical expertise to oversee the accounting and financial reporting requirements related to significant and complex acquisitions and equity transactions.  As a result of these material weaknesses, in 2019, we initiated and implemented several remediation measures including, but not limited to: hiring a CPA licensed Chief Accounting Officer,  engaging third parties to (i) assist us in complying with the accounting and financial reporting requirements related to significant and complex acquisitions and equity transactions; and (ii) assist us with formalizing our business processes, accounting policies and internal control documentation, strengthening supervisory reviews by our management, and evaluating the effectiveness of our internal controls in accordance with the framework established by Internal Control - Integrated Framework (2013) published by the Committee of Sponsoring Organizations of the Treadway Commission.  If these steps prove to be inadequate and we fail to fully remediate these material weaknesses or fail to maintain effective internal controls in the future, it could result in a material misstatement of our consolidated financial statements that would not be prevented or detected on a timely basis, which could cause investors to lose confidence in our financial information or cause the trading price of our common stock to decline.

There are significant market risks associated with our business.

We have formulated our business plan and strategies based on certain assumptions regarding the size of the rice, rice bran, barley and oat markets, our anticipated share of these markets, the estimated price and acceptance of our products and other factors.  These assumptions are based on our best estimates; however, our assessments may not prove to be correct.  Any future success may depend upon factors including changes in governmental regulation, increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs including costs of rice bran, production, supplies, personnel, equipment and reduced margins caused by competitive pressures.  Many of these factors are beyond our control.

We may face difficulties integrating businesses we acquire.

As part of our strategy, we may review opportunities to buy other businesses or technologies, such as the acquisition of Golden Ridge that was completed in 2018, and the acquisition of MGI Grain that was completed in 2019, that would complement our current products, expand the breadth of our markets or enhance technical capabilities, or that may otherwise offer growth opportunities.  Such acquisitions involve numerous risks, including, but not limited to:

•	problems combining the purchased operations, technologies or products;

•	unanticipated costs;

•	diversion of management’s attention from our core business;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering markets in which we have no or limited prior experience; and

•	potential loss of key employees of purchased organizations.

We depend on a limited number of customers and their ability to meet their obligations.

In 2019, three customers accounted for 36% of revenues and the top ten customers accounted for 58% of revenues from continuing operations.  As of December 31, 2019, the customers with the highest ten balances accounted for 86% of accounts receivable.

We are dependent upon the continued growth, viability and financial stability of our customers.  We expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenues.  Consolidation among our customers may reduce our number of customers or result in a concentration of credit risk with respect to outstanding accounts receivable.  We consider the financial strength of our customers, the remoteness of the possible risk that a default event will occur, the potential benefits to our future growth and development, possible actions to reduce the likelihood of a default event, and the benefits from the transaction, before entering into a large credit limit with a customer.  Although we analyze these factors, the ultimate collection of the obligation from the customer may not occur.  Although we continue to expand our customer base in an attempt to mitigate the concentration of credit risk, writing off of an accounts receivable balance could have an adverse effect on our results of operations.  Financial instruments that potentially subject us to concentration of credit risk consist primarily of cash equivalents and trade receivables.  Historically, we have not experienced any loss of our cash and cash equivalents, but we have experienced losses to our trade receivables.  A significant reduction in sales to any of our significant customers could have a material adverse effect on our results of operations.

We may encounter difficulties in maintaining relationships with distributors and customers while enforcing our credit policies.

We define credit risk as the risk of loss from obligors or counterparty default.  Our credit risks arise from both distributors and customers.  Many of these risks and uncertainties are beyond our control.  Our ability to forecast future trends and spot shifts in consumer patterns or behavior even before they occur are vital for success in today’s economy.  In managing risk, our objective is to protect our profitability, but also to protect, to the extent we can, our ongoing relationships with our distributors and customers.  However, as part of our credit risk policies, we occasionally must, among other things, cancel, reduce credit limits and place cash-only requirements for certain questionable accounts.  These credit risk policies may negatively impact our relationships with our distributors and customers, which could adversely affect our results of operations.

We rely upon a limited number of product offerings.

The majority of the products that we have sold through December 31, 2019, have been based on SRB.  A decline in the market demand for our SRB or the products of other companies utilizing our SRB products would have a significant adverse impact on us.  Since the acquisition of Golden Ridge, we have also incorporated the sale of rice to our products sold towards the end of 2018.  A decline in the market demand for finished rice or the by-products of rice milling could have a significant adverse impact on us.

Our ability to generate sales is dependent upon our ability to continue our ongoing marketing efforts to raise awareness of our products and benefits of rice bran products generally.

We are dependent on our ability to market products to animal food producers, food manufacturers, mass merchandisers, health food retailers and to other companies for use in their products.  We must increase the level of awareness and benefits of rice bran products to be used in food and food ingredients in general and our products in particular.  We will be required to devote substantial management and financial resources to these marketing and advertising efforts and such efforts may not be successful.

Our ability to adapt to sudden increases in demand of our product is limited by an adequate supply of raw rice bran and our ability to find additional facilities for production.

Many of our current products depend on our proprietary technology using raw rice bran, which is a by-product from milling paddy rice to white rice.  Our ability to manufacture SRB is currently limited to the production capability of our equipment located at our two suppliers’ rice mills in California, our own plant located adjacent to our supplier in Mermentau, Louisiana and our rice mill in Wynne, Arkansas.  At these facilities and our value-added product plant in Dillon, Montana, we currently are capable of producing enough finished products to meet current demand.  If demand for our products were to increase dramatically in the future, we would need additional production capacity, which may take time and may expose us to additional long-term operating costs.

We may not be able to continue to secure adequate sources of raw rice bran to meet our future demand.  Since rice bran has a limited shelf life, the supply of rice bran is affected by the amount of rice planted and harvested each year.

Adverse economic, weather, or other conditions may impact our supply and the price of rice, raw rice bran, stabilized rice bran, barley, and oats.

If economic or weather conditions, for example drought conditions in California or flooding in Arkansas and Louisiana, adversely affect the amount of rice planted or harvested, the cost of rice bran products that we use may increase. We are not always able to immediately pass cost increases to our customers and any increase in the cost of SRB products could have an adverse effect on our results of operations.

The cost of our raw materials may increase if economic or weather conditions impact crop production. Drought conditions in California could decrease rice yields there, for example, or excessive moisture could delay planting or decrease planted rice acres in Arkansas and Louisiana. Drought or excessive moisture can have similar impacts on the timing and number of acres planted to barley and oats in Minnesota, North Dakota, and Manitoba as well. We are not always able to immediately pass cost increases to our customers and any increase in the cost of our rice and rice coproducts, SRB products, and oat and barley products could have an adverse effect on our results of operations.

Damage or disruption to the capabilities of our suppliers may impair our ability to manufacture and/or sell our products. We are actively monitoring the recent novel coronavirus (COVID-19) outbreak and its potential impact on our supply chain and operations. Current and future port closures and other restrictions resulting from the outbreak may restrict global supply, which may cause the price of raw materials used in our products to increase. We are unable to accurately predict the impact that COVID-19 will have due to various uncertainties, including the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and actions that governmental authorities may take.

We face competition from other companies that produce bran, grains and other alternative ingredients with similar benefits as our rice brans.

Competition in our targeted industries, including food ingredients, animal feed supplements and companion pet food ingredients is vigorous, with a large number of businesses engaged in the various industries.  Many of our competitors have established reputations for successfully developing and marketing their products, including products that incorporate bran from other cereal grains and other alternative ingredients that are widely recognized as providing similar benefits as rice bran.  In addition, many of our competitors have greater financial, managerial and technical resources than we do.  If we are not successful in competing in these markets, we may not be able to attain our business objectives.

We must comply with our contractual obligations.

We have numerous ongoing contractual obligations under various purchase, sale, supply, production and other agreements which govern our business operations.  While we seek to comply at all times with these obligations, we may not be able to comply with the terms of all contracts during all periods of time, especially if there are significant changes in market conditions or our financial condition.  If we are unable to comply with our material contractual obligations, there likely would be a material adverse effect on our financial condition and results of operations.

We are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints both domestically and abroad and our failure to comply with these laws, regulations and constraints could lead to the imposition of significant penalties or claims, which could harm our financial condition and operating results.

In both the U.S. and foreign markets, the formulation, manufacturing, packaging, labeling, distribution, sale and storage of our products are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints may exist at the federal, state or local levels in the United States and at all levels of government in foreign jurisdictions. We are subject to regulation by one or more federal agencies including the U.S. Food and Drug Administration (FDA), the U.S. Federal Trade Commission and the U.S. Department of Agriculture (USDA), state and local authorities and foreign governmental agencies. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may negatively impact the marketing of our products, resulting in significant loss of sales revenues. Our failure to comply with these current and new regulations could lead to the imposition of significant penalties or claims, limit the production or marketing of any non-compliant products or advertising and could negatively impact our business.

Our warehousing and manufacturing facilities are subject to risks that may negatively affect our business and operations.

Our ability to make, store, and move our products is important to our success. Disruption to our manufacturing capabilities or to our storage capabilities, due to damage to our facilities or equipment, inability or delay in replacing parts or equipment, weather, natural disaster, fire, terrorism, pandemic, or other factors, could impair our ability to manufacture or distribute our products. If we fail to mitigate the possible impact of such events, or effectively manage them if they occur, they could adversely affect our business and results of operations. Such events could also require additional resources to restore our supply chain.

Our facilities are subject to laws and regulations administered by the FDA, USDA, the Occupational Safety and Health Administration, and other federal, state, and local governmental agencies relating to the production, storage, distribution, quality, and safety of food products and the health and safety of our employees. Our failure to comply with such laws and regulations could subject us to lawsuits, administrative penalties, and civil remedies, including fines, injunctions, and recalls of our products. Changes in such laws or regulations that impose additional requirements on us could increase the cost of operating our facilities, causing our results of operations to be adversely affected.

The recent global coronavirus outbreak could harm our business and results of operations.

In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, customers, economies, and financial markets globally, potentially leading to an economic downturn. It has also disrupted the normal operations of many businesses. This outbreak could decrease spending, adversely affect demand for our product and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations at this time.

We may be subject to product liability claims and product recalls.

We sell food and nutritional products for animal and human consumption, which involves risks such as product contamination or spoilage, product tampering and other adulteration of food products.  We may be subject to liability if the consumption of any of our products causes injury, illness or death.  We maintain a product liability policy for $5.0 million per year in the aggregate.  In addition, we may voluntarily recall products in the event of contamination or damage.  A significant product liability judgment or a widespread product recall may cause a material adverse effect on our financial condition.  Even if a product liability claim is unsuccessful, there may be negative publicity surrounding any assertion that our products caused illness or injury which could adversely affect our reputation with existing and potential customers.

Breaches of our information system security measures could disrupt our internal operations.

We are dependent upon information technology for the distribution of information internally and also to our customers and suppliers.  This information technology is subject to theft, damage or interruption from a variety of sources, including but not limited to malicious computer viruses, security breaches and defects in design.  Security breaches may result from employees’ failure to observe internal control protocols designed to protect the security of our network and the information on it, or solely from external intrusion despite our best efforts to protect our network and the information on it. Various measures have been implemented to manage our risks related to information system and network disruptions, but a system failure or breach of these measures could negatively impact our operations and financial results.

Many of the risks of our business have only limited insurance coverage and many of our business risks are uninsurable.

Our business operations are subject to potential product liability, environmental, fire, employee, manufacturing, shipping and other risks.  Although we have insurance to cover some of these risks, the amount of this insurance is limited and includes numerous exceptions and limitations to coverage.  In the event we were to suffer a significant uninsured claim, our financial condition would be materially and adversely affected.

Our success depends in part on our ability to obtain, enforce and protect our licenses and other intellectual property rights for our products and technology.

Our success is dependent upon our ability to protect and enforce the trade secrets and trademarks that we have and to develop and obtain new patents and trademarks for future processes, machinery, compounds and products that we develop.  The process of seeking patent protection may be long and expensive, and patents might not be issued or not be broad enough in scope.  We may not be able to protect our technology adequately, and our competition may be able to develop similar technology that does not infringe or encroach upon any of our rights.

There currently are no claims or lawsuits pending or threatened against us regarding possible infringement claims, but infringement claims by third parties, or claims for indemnification resulting from infringement claims, could be asserted in the future or that such assertions, if proven to be accurate, could have a material adverse effect on our business, financial condition and results of operations.  In the future, litigation may be necessary to protect our trade secrets or know-how or to defend against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others.  Any litigation could result in substantial cost and diversion of our efforts and other resources, which could have a material adverse effect on our financial condition and results of operations.  Adverse determinations in any litigation could result in the loss of our proprietary rights, subjecting us to significant liabilities to third parties, require us to seek licenses from third parties or prevent us from manufacturing or selling our systems, any of which could have a material adverse effect on our financial condition and results of operations.  A license under a third party’s intellectual property rights might not be available to us on reasonable terms, if at all.

We are dependent on key employees.

Our success depends upon the efforts of our top management team and certain other key employees, including the efforts of our chief executive officer and chief financial officer.  Although we have written employment agreements with these employees, such individuals could die, become disabled or resign.  In addition, our success is dependent upon our ability to attract and retain key management persons for positions relating to the marketing and distribution of our products.  We may not be able to recruit and employ such executives at times and on terms acceptable to us.  Also, volatility, lack of positive performance in our stock price and changes in our overall compensation program, including our equity incentive program, may adversely affect our ability to retain such key employees.

Compliance with corporate governance and public disclosure regulations may result in additional expenses.

In order to comply with laws, regulations and standards relating to corporate governance and public disclosure, including  the framework established by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) entitled “Internal Control - Integrated Framework, and other regulations issued by the SEC, such as Dodd-Frank, we may need to invest substantial resources to comply with these evolving standards, and this investment would result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Our officers and directors have limited liability and have indemnification rights.

Our articles of incorporation and bylaws provide that we may indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer’s or director’s respective managerial capacity, unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or derived an improper benefit from the transaction.

Risks Relating to Our Stock

Our stock price is volatile.

The market price of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future.  The market price of the common stock may continue to fluctuate in response to a number of factors, including:

•	fluctuations in our quarterly or annual operating results;
•	fluctuations in the cost of raw rice bran;
•	developments in our relationships with customers and suppliers;
•	our ability to obtain financing;
•	announcements of new products or product enhancements by us or our competitors;
•	announcements of technological innovations or new systems or enhancements used by us or our competitors;
•	the loss of services of one or more of our executive officers or other key employees;
•	developments in our or our competitors’ intellectual property rights;
•	adverse effects to our operating results due to the impairment of goodwill;
•	failure to meet the expectation of securities analysts’ or the public;
•	general economic and market conditions;
•	our ability to expand our operations, domestically and internationally;
•	the amount and timing of expenditures related to any expansion;
•	litigation involving us, our industry or both;
•	actual or anticipated changes in expectations by investors or analysts regarding our performance; and
•	price and volume fluctuations in the overall stock market from time to time.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company.  Our stock price is volatile and we have been the target of shareholder litigation.  Any shareholder litigation brought against us in the future could result in substantial costs and divert our management’s attention and resources from our business.

We have significant “equity overhang” which could adversely affect the market price of our common stock and impair our ability to raise additional capital through the sale of equity securities.

As of March 20, 2020, 40,074,483 shares of common stock were outstanding (including 116,528 shares of nonvested stock), 8,677,024 shares of common stock were issuable upon exercise of our outstanding stock options and warrants, 213,524 shares of common stock were issuable upon conversion of preferred stock and 1,148,062 shares of common stock issuable upon vesting of restricted stock units.  The possibility that substantial amounts of our common stock may be sold by investors or the perception that such sales could occur, often called “equity overhang,” could adversely affect the market price of our common stock and could impair our ability to raise additional capital through the sale of equity securities in the future.  The issuance of the additional shares upon an increase in our authorized shares of common stock would significantly increase the amount of our common stock outstanding and the amount of the equity overhang.

The authorization and issuance of preferred stock may have an adverse effect on the rights of holders of our common stock.

Our Board, without further action or vote by holders of our common stock, has the right to establish the terms, preference, rights and restrictions and issue shares of preferred stock.  Any series of preferred stock could be issued with terms, rights, preferences and restrictions that could adversely affect the rights of holders of our common stock and thereby reduce the value of our common stock.  The designation and issuance of preferred stock favorable to current management or shareholders could make it more difficult to gain control of our board of directors or remove our current management and may be used to defeat hostile bids for control which might provide shareholders with premiums for their shares.  We have designated and issued five series of preferred stock that no longer remain outstanding.  In addition, in February 2017, we designated a seventh series of preferred stock, Series G.  As of March 24, 2020, 225 shares of Series G preferred stock remain outstanding.  We may issue additional series of preferred stock in the future.

If we fail to comply with the continuing listing standards of The NASDAQ Capital Market, our securities could be delisted.

Our common stock is listed on the NASDAQ Capital Market under the symbol “RIBT”.  For our common stock to continue to be listed on the NASDAQ Capital Market, we must meet the current NASDAQ Capital Market continued listing requirements, including maintaining a minimum of $2.5 million in shareholders’ equity and maintaining a minimum common stock bid price of $1.00.  If we were unable to meet these requirements, including, but not limited to, requirements to obtain shareholder approval of a transaction other than a public offering involving the sale or issuance equal to 20% or more of our common stock at a price that is less than the market value of our common stock, our common stock could be delisted from the NASDAQ Capital Market.  If our securities were to be delisted from the NASDAQ Capital Market, our securities could continue to trade on the over-the-counter bulletin board following any delisting from the NASDAQ Capital Market, or on the Pink Sheets, as the case may be.  Any such delisting of our securities could have an adverse effect on the market price of, and the efficiency of the trading market for our securities, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any.  Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

There can be no assurance that we will continue to meet these continued listing requirements or other Nasdaq compliance standards in the future.

Risks Relating to this Offering and Our Securities

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

The exercise of our outstanding options and warrants and the vesting of our outstanding restricted stock units will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants and the vesting of our outstanding restricted stock units may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants, vesting of outstanding restricted stock units or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

The shares of our common stock offered under this prospectus supplement and the accompanying base prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and to determine the minimum sales price for shares sold. Investors may experience declines in the value of their shares as a result of share sales made in connection with “at-the-market” offerings at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we and our sales agent may mutually agree to sell shares of our common stock under a transaction acceptance at any time throughout the term of the sales agreement. The number of shares that are sold by B. Riley FBR after agreement on the terms of the transaction acceptance will fluctuate based on the market price of the shares of our common stock during the sales period and limits we set with our sales agent. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares that will ultimately be issued.

If you purchase shares of common stock sold in this offering, you will incur immediate and substantial dilution.

If you purchase shares of our common stock in this offering, you will experience substantial and immediate dilution in the pro forma net tangible book value per share after giving effect to this offering, based on the assumed public offering price of $1.10 per share, which is the last reported sale price of our common stock on The Nasdaq Stock Market on March 26, 2020, because the price that you pay will be substantially greater than the pro forma net tangible book value per share of the common stock that you acquire. You will experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, and when we otherwise issue additional shares of our common stock or convertible debt securities. For more information, see “Dilution.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements reflect our current view about future plans, intentions or expectations.  These forward-looking statements may be included herein or incorporated by reference in this prospectus supplement or the accompanying prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may”, “will”, “should”, “would”, “could”, “expect”, “scheduled”, “plan”, “continue”, “intend”, “anticipate”, “believe”, “estimate”, “aim”, “potential”, or “continue” or the negative of those terms or other comparable terminology.  These forward-looking statements are subject to risks, uncertainties and assumptions about us.  Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement and the accompanying prospectus are set forth in this prospectus supplement and the accompanying prospectus under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein and therein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus supplement and the accompanying prospectus under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein and therein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports, in which we have disclosed the material risks related to our business.  These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements.  We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.  You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.  We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $6,000,000 from time to time. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with B. Riley FBR, Inc. as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for general and administrative expenses and other general corporate purposes. We will retain broad discretion in the allocation of the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement and investors will be relying on the judgment of our management regarding the application of the proceeds.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2019, was approximately $26.8  million, or $0.67 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of December 31, 2019. Our pro forma net tangible book value as of December 31, 2019 would have been approximately $32.5  million or $0.71  per share of common stock based on the sale by us of shares of our common stock in the full aggregate amount of $6,000,000  in this offering, at an assumed offering price of $1.10  per share, which was the last reported sale price of our common stock on The Nasdaq Stock Market on March 26, 2020, after deducting the sales agent’s commissions and estimated aggregate offering expenses payable by us. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share		$1.10
Net tangible book value per share as of December 31, 2019	$0.67
Increase in net tangible book value per share attributable to this offering		$0.04
As adjusted net tangible book value per share after this offering		$0.71
Dilution per share to new investors participating in this offering		$0.39

The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. An increase of 10% per share in the price at which the shares are sold from the assumed offering price of $1.10 per share shown in the table above, assuming all of our common stock in the aggregate amount of $6,000,000  is sold at that price, would increase our pro forma net tangible book value per share after the offering to $0.72 per share and would increase the dilution in net tangible book value per share to new investors to $0.49  per share, after deducting the sales agent’s commissions and estimated aggregate offering expenses payable by us. A decrease of 10% per share in the price at which the shares are sold from the assumed offering price of $1.10 per share shown in the table above, assuming all of our common stock in the aggregate amount of $6,000,000  is sold at that price, would decrease our pro forma net tangible book value per share after the offering to $0.70  per share and would decrease the dilution in net tangible book value per share to new investors to $0.29  per share, after deducting the sales agent’s commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options or warrants are exercised or outstanding restricted stock units (“RSUs”), vest, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of common stock that will be outstanding immediately after this offering is based on 40,074,483 shares outstanding as of December 31, 2019, and excludes as of that date:

•	996,009 shares of our common stock reserved for future issuance upon the exercise of outstanding options, at a weighted average exercise price of $3.23 per share;
•	2,063,281 shares of common stock reserved for reserved for issuance under our equity incentive plans;
•	7,532,280 shares of our common stock reserved for future issuance upon the exercise of outstanding warrants; and
•	213,524 shares of our common stock reserved for future issuance upon the conversion of outstanding Series G Preferred Stock.

PLAN OF DISTRIBUTION

We have entered into an at market issuance sales agreement, or sales agreement, with B. Riley FBR, Inc., or B. Riley FBR, under which we may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $6,000,000 from time to time through or to B. Riley FBR, as sales agent or principal. B. Riley FBR may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock under the sales agreement, we will notify B. Riley FBR of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, and any minimum price below which sales may not be made. Once we have so instructed B. Riley FBR, unless B. Riley FBR declines to accept the terms of such notice, B. Riley FBR has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley FBR under the sales agreement to sell our common stock are subject to a number of customary conditions that we must meet.

Settlement for shares of our common stock will occur on the second trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley FBR may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay B. Riley FBR a commission of up to 5% of the gross proceeds from each sale. We also agreed to reimburse B. Riley FBR for its legal expenses up to $50,000 and $2,500 upon each Representation Date as that term is defined in the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, B. Riley FBR will be deemed to be an “underwriter” within the meaning of the Securities Act as amended, and the compensation of B. Riley FBR will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley FBR with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to B. Riley FBR and expense reimbursement under the terms of the sales agreement, will be up to approximately $75,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as described therein. We and B. Riley FBR may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” below.

To the extent required by Regulation M under the Exchange Act, B. Riley FBR will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

B. Riley FBR and its affiliates have in the past and may in the future provide various investment banking and/or other financial services for us and/or our affiliates, for which services they may in the future receive customary fees.

In addition, the sales agreement provides that we will not (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any of our securities to facilitate the sale or resale of common stock, or (ii) sell, bid for, or purchase common stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the common stock under the sales agreement other than B. Riley FBR.

NOTICE TO INVESTORS

Notice to Investors in the United Kingdom

This prospectus supplement is only being distributed to and is only directed at (i) persons outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons in (i), (ii) and (iii) above together being referred to as “relevant persons”). The shares of our common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares of our common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of the contents of such documents. Persons distributing this document must satisfy themselves that it is lawful to do so.

In relation to anything to be done in the United Kingdom:

•
this prospectus supplement has only been communicated and will only be communicated in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’) does not apply to B. Riley FBR; and

•
each person involved in the issue of the shares of our common stock has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any shares of our common stock may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of our common stock may be made (and this prospectus supplement), at any time under the following exemptions under the Prospectus Directive:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters or underwriters nominated by B. Riley FBR for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the shares of our common stock shall require B. Riley FBR or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each purchaser of the shares of our common stock described in this prospectus supplement located in a Relevant Member State who receives any communication in respect of, or who acquires any shares of our common stock under, this offering will be deemed to have represented, warranted and agreed with each underwriter and B. Riley FBR (i) it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive and (ii) in the case of any shares of our common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares of our common stock acquired by it in this offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State, other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where the shares of our common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of the shares of our common stock to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offering and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

LEGAL MATTERS

    Certain legal matters in connection with the securities offered hereby will be passed upon for us by Weintraub Tobin Chediak Coleman Grodin Law Corporation, Sacramento, California.  Blank Rome LLP, New York, New York, is acting as counsel to the sales agent in connection with this offering.

EXPERTS

The consolidated financial statements of RiceBran Technologies as of December 31, 2019 and 2018 and for each of the years in the two-year period ended December 31, 2019 incorporated by reference in this prospectus supplement form the Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been so incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made after the date of this prospectus supplement until the termination of the offering of the securities covered under this prospectus supplement, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 24, 2020;
•	our Current Report on Form 8-K filed with the SEC on March 30, 2020; and
•	the description of our common stock contained in our Form 8-A, filed with the SEC on December 12, 2013, and any amendment or report updating that description.

Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents.  You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (281) 675-2421 or by writing to us at the following address:

RiceBran Technologies
1330 Lake Robbins Drive, Suite 250
The Woodlands, TX 77380
Attn:  Corporate Secretary

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus.  This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.  For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement.  The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.  Such periodic reports, proxy statements and other information are available free of charge at our website, http://www.ricebrantech.com, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

Prospectus

RiceBran Technologies

$50,000,000

Common Stock
Preferred Stock
Warrants
Units

From time to time in one or more offerings, we may offer and sell up to an aggregate amount of $50,000,000 of any combination of the securities described in this prospectus, either individually or in combination. We may also offer common stock upon conversion of preferred stock, or common stock or preferred stock upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference or deemed to be incorporated by reference into this prospectus, before buying any of the securities being offered.

This prospectus may not be used to offer or sell our securities, unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “RIBT.” On June 27, 2019, the last reported sale price of our common stock was $2.82. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or other securities exchange, of the securities covered by the applicable prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any underwriters or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, we will disclose their names and the nature of our arrangements, including applicable fees, commissions, discounts and over-allotment options, in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time having an aggregate initial offering price of $50,000,000. This prospectus provides you only with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will contain more specific information about the securities being offered and the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including, without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or any related free writing prospectus or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or any related free writing prospectus we may authorize to be provided to you or incorporated information having a later date. This prospectus may not be used to consummate a sale of securities, unless it is accompanied by a prospectus supplement.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus, and any accompanying prospectus supplement and any related free writing prospectus, together with additional information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in any of the securities being offered hereby.

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses that we have authorized for use in connection with a specific offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus, the applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document (unless the information specifically indicates that another date applies), and any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES, UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless otherwise stated or the context requires otherwise, references in this prospectus to “RiceBran Technologies,” the “company,” or the “Company,” “we,” “us,” or “our” refer to RiceBran Technologies and our subsidiaries, taken together. The RiceBran Technologies logo and other trademarks or service marks of the Company appearing in this prospectus are the property of RiceBran Technologies. All other brand names or trademarks appearing in this prospectus are the property of their respective owners.

ABOUT RICEBRAN TECHNOLOGIES

We are an ingredient company serving food, animal nutrition and specialty markets focused on value-added processing and marketing of healthy, natural and nutrient dense products derived from raw rice bran, an underutilized by-product of the rice milling industry. We apply our proprietary and patented technologies and intellectual properties to convert raw rice bran into numerous high value products, including stabilized rice bran (SRB), rice bran oil, defatted rice bran, and derivative products, including RiBalance (a complete rice bran nutritional package derived from further processing of SRB), RiSolubles (a highly nutritious, carbohydrate and lipid rich fraction of RiBalance), RiFiber (a protein and fiber rich insoluble derivative of RiBalance), and our family of ProRyza products, which includes derivatives composed of protein and protein/fiber blends. Our target markets are organic and natural food, functional food, supplement and animal nutrition manufacturers, wholesalers and retailers, both domestically and internationally.

We incorporated under the laws of the state of California in 2000, and our principal executive offices are located at 1330 Lake Robbins Drive, Suite 250, The Woodlands, TX 77380. Our telephone number is (281) 675-2421. Our website is located at www.ricebrantech.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer shares of our common stock, shares of our preferred stock, warrants to purchase common stock or preferred stock or units to purchase shares of common stock, preferred stock, warrants or a combination of these securities, with a total value up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Capital Stock,” “Description of Warrants,” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•          designation or classification;

•          aggregate principal amount or aggregate offering price;

•          rates and times of payment of dividends, if any;

•          redemption, conversion or sinking fund terms, if any;

•          voting or other rights, if any;

•          conversion prices, if any; and

•          important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events concerning our business and to our future revenues, operating results and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential” or “continue,” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission (SEC) on April 2, 2019, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You should read these factors and the other cautionary statements made in this prospectus and in the documents we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

Any investment in our common stock or other securities involves a high degree of risk. Investors should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed in the documents incorporated or deemed to be incorporated by reference herein, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, filed on April 2, 2019, and in subsequent filings that are incorporated herein by reference, together with the other information contained in this prospectus, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks if any of them actually occur. The risks and uncertainties described in these documents are not the only ones we face. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus and in the documents incorporated or deemed to be incorporated by reference herein. For more information, see the section entitled “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or in any free writing prospectuses, we intend to use the net proceeds from the sale of the securities offered by this prospectus and from the exercise of any warrants issued pursuant hereto, for general corporate purposes, including capital expenditures related to our growth. We may also use a portion of the net proceeds to acquire or invest in businesses whom, from time to time, we engage and explore the possibility of strategic partnering or investment.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as funding requirements, timing and progress of research, development and commercialization efforts, and the availability and costs of other funds. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the use of net proceeds from the sale of securities offered hereby.

DESCRIPTION OF CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements or related free writing prospectuses, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as the same may be amended from time to time, any certificates of determination for our preferred stock, and our bylaws, as amended from time to time. For directions on obtaining these documents, please refer to “Where You Can Find More Information” in this prospectus. The California General Corporation Law, or CGCL, may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock, preferred stock or warrants that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any securities we offer under that prospectus supplement may differ from the terms we describe below.

As of the date of this prospectus, our authorized capital stock consisted of 50,000,000 shares of common stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share, of which 3,000 shares are designated Series G Convertible Preferred Stock. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of June 27, 2019, there were approximately 34,194,107 shares of our common stock outstanding and 225 shares of our Series G convertible preferred stock outstanding. Our Series G convertible preferred stock will not be offered under this prospectus.

As of June 27, 2019, we had outstanding options to acquire 1,101,636 shares of our common stock with a weighted average exercise price of $3.24 per share. In addition, as of June 27, 2019 there were warrants outstanding for the purchase of an aggregate of 7,712,225 shares of common stock with a weighted average exercise price of $1.37 per share.

As of June 27, 2019, we have outstanding restricted stock units (RSUs) covering a total of 1,347,062 shares of our common stock. The shares subject to the RSUs vest based upon a vesting price equal to the volume weighted average trading price of our common stock over sixty-five consecutive trading days. Subject to a minimum service period in certain grants, as described in the next sentence, the RSU shares vest as to (i) 134,706 shares on the date the vesting price equals or exceeds $5.00 per share (ii) 404,119 shares the date the vesting price equals or exceeds $10.00 per share and (ii) 808,237 shares the date the vesting price equals or exceeds $15.00 per share. In certain RSUs, vesting occurs the later of the one-year anniversary of the grant and the date the shares reach the vesting price indicated in the preceding sentence.

Common Stock

We may issue shares of our common stock from time to time. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. So long as the Company continues to be a “listed corporation” as defined in Section 301.5(d) of the California General Corporation Law, the holders of our common stock may not cumulate their votes for the election of directors. The rights and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of preferred stock that we may designate and issue in the future. Our common stock is currently listed on the Nasdaq Capital Market under the symbol “RIBT.”

Preferred Stock

Our articles of incorporation provide that the Board is authorized, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to provide for the issuance of shares of preferred stock in one or more series and, by filing a certificate of determination pursuant to the applicable law of the State of California, to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights, preemptive rights, and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common stock. Any convertible preferred stock we may issue will be convertible into our common stock or our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the designation of the series, which may be by distinguishing number, letter or title;

•
the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the certificate of determination) increase or decrease (but not below the number of shares thereof then outstanding);

•	the purchase price;

•
whether dividends, if any, shall be paid, and, if paid, the date or dates upon which, or other times at which, such dividends shall be payable, whether such dividends shall be cumulative or noncumulative, the rate of such dividends (which may be variable) and the relative preference in payment of dividends of such series;

•
whether shares of such series shall be redeemable, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price and the terms and conditions of redemption;

•	the terms and amounts of any sinking fund or similar fund provided for the purchase or redemption of shares of the series;

•
the amounts payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our corporation;

•
whether the shares of the series shall be convertible into shares of any other class or series, or convertible into or exchangeable for any other security, of our corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices, or rate or rates, any adjustments thereto, the date or dates on which such shares shall be convertible or exchangeable and other terms and conditions upon which such conversion may be made;

•
the preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or any of other securities, whether or not convertible into shares of common stock;

•	if applicable, material U.S. federal income tax considerations applicable to the preferred stock;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the Board deems appropriate. In the event that any shares of preferred stock are to be issued, a certificate of determination containing the rights, privileges and limitations of such series of preferred stock may be filed with the Secretary of State of California. The effect of such preferred stock is that, subject to federal securities laws and California law, the Board alone may be able to authorize the issuance of preferred stock, which could have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders, and may adversely affect the other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of holders of our common stock, including the loss of voting control to others. Other than the Series G Convertible Preferred Stock, we do not have any other shares of our preferred stock presently outstanding.

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation, Bylaws and the CGCL

Our articles of incorporation and our bylaws contain certain provisions that could have the effect of delaying, deterring or preventing another party from acquiring control of us. These provisions and certain provisions of California law, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate more favorable terms with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock

As discussed above, our board of directors will have the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Shareholder Meetings

Our bylaws provide that a special meeting of shareholders may be called only by the President or by the board of directors or the Chairman of the Board or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors.

Board of Directors Vacancies

Under our bylaws, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may only be filled by vote of a majority of the remaining directors. The limitations on the removal of directors and filling of vacancies would have the effect of making it more difficult for a third party to acquire control of us, or of discouraging a third party from acquiring control of us.

Board of Directors Size

Within the range specified by our bylaws, our board of directors determines the size of our board and may create new directorships and elect new directors, which may enable an incumbent board to maintain control by adding directors.

Indemnification

Our articles of incorporation and our bylaws, as amended, provide that we will indemnify officers and directors against losses as they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

No Cumulative Voting

Our bylaws do not permit cumulative voting in the election of directors while we continue to be a “listed corporation” as defined in Section 301.5(d) of the California General Corporation Law. Cumulative voting allows a shareholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors. Without cumulative voting, a minority shareholder may not be able to gain as many seats on our board of directors as the shareholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority shareholder to gain a seat on our board of directors to influence our board’s decision regarding a takeover.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, information incorporated by reference or a free writing prospectus. If we so indicate in the prospectus supplement, information incorporated by reference or free writing prospectus, the terms of any warrants offered under that prospectus supplement, information incorporated by reference and free writing prospectus may differ from the terms described below. If there are differences between that prospectus supplement, information incorporated by reference or free writing prospectus and this prospectus, such prospectus supplement, information incorporated by reference or free writing prospectus will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

We may issue warrants for the purchase of common stock, preferred stock, or units, in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or units, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent which may be a bank or other institution that we select. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement, information incorporated by reference or free writing prospectus the terms of the series of warrants, including:

•	the title of the warrants;

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	information with respect to book-entry procedures, if any;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

Unless otherwise described in an applicable prospectus supplement, information incorporated by reference or free writing prospectus, before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up, or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, at the exercise price that we describe therein. Unless we otherwise specify in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. After the close of business on the expiration date, unexercised warrants will become void.

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised, redeemed, as set forth in the applicable offering material.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a warrant agent, which may include a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement, and will not assume any obligation or relationship of agency or trust with any holder of any warrant. Unless otherwise provided in the applicable warrant or warrant agreement, any holder of warrants may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise, through a combination of these methods or through any other methods described in a prospectus supplement. The applicable prospectus supplement will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price of the securities or other consideration therefor, and the proceeds we will receive from the sale;

•	any over-allotment option under which the underwriter may purchase additional securities from us;

•	any underwriting discounts, concessions, commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the nature of the underwriter’s or agent’s obligations, if any, to take the securities; and

•	any securities exchange or market on which the securities may be listed.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or at negotiated prices. The consideration may be cash or another form negotiated by the parties.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions, commissions or other payments. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. If such persons were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business. In addition, the agents’ and underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on the Nasdaq Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock. Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold, unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Weintraub Tobin Chediak Coleman Grodin Law Corporation.

EXPERTS

The consolidated financial statements of RiceBran Technologies as of December 31, 2018 and for the year then ended, incorporated in this prospectus by reference from the RiceBran Technologies Annual Report on Form 10-K for the year ended December 31, 2018, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2017 have been incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (Securities Act), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act) and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.ricebrantech.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Except as noted below, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Weintraub Tobin Chediak Coleman Grodin Law Corporation and Weintraub Partners, a general partnership formed by certain shareholders at Weintraub Tobin Chediak Coleman Grodin Law Corporation, together owns 199,280 shares of our common stock and warrants to purchase 172,186 shares of our common stock at $0.96 per share.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Securities and Exchange Commission, and incorporate by reference in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 2, 2019;

•	Our Quarterly Report on Form 10-Q filed with the SEC on May 9, 2019;

•
Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 14, 2019, March 13, 2019, April 1, 2019, April 5, 2019, May 9, 2019, May 16, 2019 and June 24, 2019; and Form 8-K/A filed with the SEC on February 13, 2019 and June 28, 2019;

•	Definitive proxy statement in connection with our annual meeting of stockholders filed on April 30, 2019; and

•	The description of our common stock contained in our Form 8-A filed with the SEC on December 12, 2013.

All documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on or after the date of initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn shall be deemed incorporated by reference in this prospectus and to be in part of this prospectus from the date of filing of those documents. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules, including, without limitation, any information filed under items 2.02 or 7.01 of Form 8-K, unless such Form 8-K expressly provides to the contrary.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (281) 675-2421 or by writing to us at the following address:

RiceBran Technologies
1330 Lake Robbins Drive, Suite 250
The Woodlands, TX 77380
Attn: Corporate Secretary

Up to $6,000,000

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley FBR

March 30, 2020